Exhibit 1.01

KVH Industries, Inc.

CONFLICT MINERALS REPORT

This Conflict Minerals Report of KVH Industries, Inc. (“KVH”, “we”, or “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2023 to December 31, 2023.

Rule 13p-1 and Form SD require companies to disclose certain information regarding products that they manufacture, or contract to manufacture, when: (a) those products contain one or more of the minerals gold, columbite-tantalite (coltan), cassiterite, or wolframite, or their derivatives tantalum, tin, and tungsten (the “Conflict Minerals”); (b) those Conflict Minerals are necessary to the functionality or production of those products; and (c) those Conflict Minerals originated, or may have originated, in the Democratic Republic of the Congo or in a country that shares an internationally recognized border with the Democratic Republic of the Congo (the “Covered Countries”).

Section 1. Product Review and Reasonable Country of Origin Inquiry

Section 1.1 Product Review

KVH conducted an analysis of its product lines and determined that Conflict Minerals are used in its system-level products and components.

Section 1.2 Reasonable Country of Origin Inquiry and Conclusion

KVH’s international supply chain is complex. KVH is several layers removed from the smelters in its supply chain, making it difficult to trace the origin of any Conflict Minerals necessary to the functionality or production of its products.

For our 2023 reasonable country of origin inquiry (“RCOI”), we reviewed our suppliers of direct materials, components and system-level products (collectively referred to as “Supplier Materials”). We generated internal reports analyzing all Supplier Material purchases for 2023 (“Total Supplier Spend”). We then ranked each supplier based on the aggregate Total Supplier Spend. We determined that suppliers with $50,000 or more in Total Supplier Spend accounted for approximately 95% of Total Supplier Spend made by KVH during 2023 and determined that it would be reasonable to concentrate our RCOI efforts on this group of 55 suppliers. We refer to this group of suppliers as our “Primary Suppliers.”

In our RCOI for 2023, we surveyed our Primary Suppliers using a template developed by the Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) (the “Conflict Minerals Reporting Template”). KVH sent the Conflict Minerals Reporting Template to all 55 Primary Suppliers and received 50 responses, which represented approximately 91% of our targeted supplier group and approximately 92% of Total Supplier Spend. We made additional requests for responses from the five Primary Suppliers that did not respond initially, but our efforts were not successful. Of the 50 responses received by KVH, 6 indicated that the Conflict Minerals used in Supplier Materials supplied to KVH came from “conflict-free” sources and furnished a list of their verified smelters; 28 confirmed that no Conflict Minerals were used in the Supplier Materials supplied to KVH; 7 indicated that they were unsure of the origin of the Conflict Minerals in the Supplier Materials that they supplied to us; and 9 indicated that their Supplier Materials contained Conflict Minerals and furnished a list of their smelters, some of which were not verified to be “conflict-free”.

The response rate of our Primary Suppliers decreased from approximately 98% in 2022 to 91% in 2023 and the number of respondents who reported themselves as DRC “conflict-free” decreased. The percentage of the responding Primary Suppliers who reported themselves as DRC “undeterminable” (including the 9 Primary Suppliers who sourced some of their materials from unverified smelters) increased from 20% in 2022 to 32% in 2023. Thus, we concluded that, for 2023, as in prior reporting years, we do not have sufficient information from our suppliers or other sources to determine with specificity the countries of origin of the Conflict Minerals used in our products or whether they are from recycled or scrap sources. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and/or are not from recycled or scrap sources.

Section 2. Due Diligence

KVH’s due diligence efforts related to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by KVH; (iii) for which the manufacture was completed during 2023; and (iv) for which KVH was unable to form the basis for a reasonable belief that none of the Conflict Minerals necessary to the functionality or production of those products originated in a Covered Country. The products, which are hereinafter referred to collectively as the “Covered Products,” include KVH’s mobile satellite communications products and components.

Section 2.1 Design of KVH’s Due Diligence Measures

KVH designed its due diligence measures to conform to the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Section 2.2 Due Diligence Measures Performed by KVH

The due diligence processes followed by KVH are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

1.	Management Systems

We previously established and have maintained throughout 2023 internal processes for Conflict Minerals supply chain due diligence and reporting. We have implemented a Conflict Minerals Policy Statement and related procedures to help support our supply chain due diligence efforts and communication processes designed to provide information, including our Conflict Minerals Policy Statement, to our suppliers and to the public. In this regard, our supplier purchase contracts include terms and conditions and other contractual flow-downs requiring supplier cooperation and compliance with KVH’s due diligence efforts. We also maintain a “Supplier Information” web page to facilitate supplier access to important documents, including but not limited to KVH’s Conflicts Minerals Policy Statement, General Terms and Conditions of Purchase and General Supplier Quality Clauses, each of which can be found at http://www.kvh.com/suppliers. Additionally, prior to any engagement with KVH, we generally require all prospective suppliers to (a) provide information about their due diligence program and the steps they have taken to determine whether there are any Conflict Minerals in their supply chain; and (b) submit a completed copy of their latest Conflict Minerals Reporting Template. This information gives our Global Supply Chain team early visibility into the compliance program maturity level and smelter base of prospective vendors before we start to do business with that company.

For 2023, our efforts to identify smelters/refiners in our supply chain was facilitated through the use of due diligence tools created by the Responsible Minerals Initiative (“RMI”) founded by the RBA and GeSI for independent third-party audit information, including the Conflict Minerals Reporting Template. The information furnished by our Primary Suppliers was reviewed and analyzed by our internal team led by KVH’s Director of Global Supply Chain and retained within the company’s document retention system. The data obtained from our Primary Suppliers was vetted by our Global Supply Chain team and then used to generate a comprehensive list of all smelters/refiners that had been identified by our Primary Suppliers, which list was then cross-referenced against information from RMI’s Responsible Minerals Assurance Process (“RMAP”) to help us identify the compliant smelters/refiners and origin of minerals processed.

2.	Assessment of Risk in the Supply Chain

In order to determine the origin of Conflict Minerals in the Covered Products:

●	An initial meeting of our Global Supply Chain team was held on April 9, 2023 to review our 2023 annual spending and to determine the parameters of our RCOI for 2023.

●	On or around April 10, 2023, we sent letters to our Primary Suppliers, explaining our conflict minerals disclosure obligations and referring the suppliers to online training materials and instructions, and solicited survey responses using the Conflict Minerals Reporting Template.

●	Having received responses from only 29 of the 55 Primary Suppliers by the end of April 2024, a second meeting of our Global Supply Chain team was held on April 29, 2024, during which team members were tasked with following-up with all non-responsive Primary Suppliers.

●	Over the next 4 weeks, members of KVH’s Global Supply Chain team continued its efforts to contact the remaining Primary Suppliers, and by May 29, 2024, KVH had received responses from 50 of the 55 Primary Suppliers. Of the 50 respondents, 43 returned the Conflict Minerals Reporting Template and 7 provided a separate company statement regarding conflict minerals.

●	Having received responses from approximately 91% of our Primary Suppliers, which represented approximately 92% of Total Supplier Spend for 2023, KVH then reviewed the responses and followed up on any incomplete or ambiguous responses.

●	Our Global Supply Chain team then compared the smelters/refiners identified by its Primary Suppliers against the list of facilities that have received a “conformant” designation from the RMI’s RMAP, which designations provide country of origin and due diligence information on the Conflict Minerals sourced by such facilities.

3.	Strategies to Respond to Identified Risks

KVH’s due diligence efforts are an evolving process that we strive to improve by: (i) maintaining a supplier onboarding process that solicits information about sourcing of conflict minerals, (ii) focusing on the reliability and quality of the information received from our Primary Suppliers; (iii) reviewing responses and following up on incomplete, inaccurate or ambiguous data; (iv) contacting Primary Suppliers who have consistently reported products to be “DRC conflict undeterminable” or the equivalent to determine what steps they have taken to improve their due diligence processes; and (v) maintaining internal processes designed to emphasize the importance of supplier cooperation and compliance with our Conflict Minerals Policy Statement through readily accessible policies and contractual flow-down clauses governing the business relationship, which not only provide us with leverage to promote compliance but also the flexibility needed to reassess and/or terminate certain relationships, as appropriate.

4.	Independent Third-Party Audits

As a result of KVH’s position in the supply chain, there are generally several tiers of suppliers between KVH and the smelters/refiners in our supply chain, and therefore we do not conduct or commission independent third-party audits of the smelters and refiners from which our Primary Suppliers source Conflict Minerals. KVH has relied upon industry initiatives, including the RMI’s RMAP, for independent third-party audit information.

5.	Reporting

With the preparation and submission of this Conflict Minerals Report, KVH has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals. A copy of this report is available at https://ir.kvh.com/financial-information/sec-filings.

Section 3. Results of Due Diligence

The response rate among our Primary Suppliers in 2023 was 91%. Among the responses, some of our Primary Suppliers were unable to identify any of the smelters or refiners used in the Supplier Materials supplied to us and certain responses also included names of smelters or refiners that we believe may have been incomplete or misidentified. Such names have not been included among the list of smelters and refiners identified by our Primary Suppliers in Annex 1 below.

In total, we identified approximately 503 smelters as potential sources of Conflict Minerals that were reported to be in the supply chain at some point during the 2023 calendar year. The table below presents the total number of identified smelters or refiners for each mineral and the corresponding percentage of each group that we have been able to verify as conflict-free according to information provided on the RMI website.

Metal	Total Number of Identified Smelters for Each Metal	Identified Smelters or Refiners Verified or certified as RMAP Conformant
Gold	221	36%
Tantalum	51	59%
Tin	157	38%
Tungsten	74	41%

For the Conflict Minerals contained in the Covered Products, KVH’s due diligence efforts failed to clarify whether the Conflict Minerals contained in those products may have originated in a Covered Country or came from recycled or scrap sources. Nine Primary Suppliers identified seven smelters in their supply chains that KVH believes to be higher risk based on publicly available information regarding their location, namely:

Mineral	Smelter	Location
Gold	African Gold Refinery	Uganda
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	GG Refinery Ltd.	United Republic of Tanzania
Gold	Universal Precious Metals Refining Zambia	Zambia
Tin	Mining Minerals Resources SARL	Republic of Congo
Tin	Luna Smelter, Ltd.	Rwanda
Tantalum	PowerX Ltd.	Rwanda

RMI identified Mining Minerals Resources SARL of the Republic of Congo and Luna Smelter, Ltd. and PowerX Ltd. of Rwanda as “conformant” smelters.

Our Global Supply Chain team previously contacted the Primary Suppliers who identified the smelters listed above to confirm what efforts each has taken either to certify its smelters or to identify alternate sources. Each of the Primary Suppliers informed KVH that they do not directly purchase materials from any of the smelters listed above and that they were either (i) downstream distributors of components and/or (ii) engaged as build-to-print contract manufacturers who do not choose the components. Consequently, as in prior reporting years, we were unable to validate that any of the smelters or refiners identified by our Primary Suppliers, including the smelters identified above, are actually in our supply chain. We will continue to follow our risk-mitigation processes first implemented in 2019 to help identify possible higher-risk suppliers prior to engagement, and we intend to contact any new suppliers who identify higher-risk smelters such as these to confirm what efforts they have taken either to certify their smelters or to identify alternate sources, if necessary.

Based on our due diligence efforts, KVH has concluded that we do not have sufficient information to determine with specificity the country of origin of all of the Conflict Minerals in our Covered Products or to determine whether the Conflict Minerals were from recycled or scrap sources. Based on the information received from our Primary Suppliers, KVH believes that the facilities that may have been used to process Conflict Minerals in our Covered Products include the smelters and refiners listed in Annex 1 below.

As noted above, certain of our suppliers identified African Gold Refinery as a smelter in their supply chains. We understand that African Gold Refinery was sanctioned by the U.S. Department of the Treasury’s Office of Foreign Assets Control on March 17, 2022. KVH has no direct business with African Gold Refinery. However, given the responses by its suppliers, as part of the escalation process, KVH contacted the suppliers that identified African Gold Refinery as a smelter in their supply chains to request additional information regarding whether African Gold Refinery is actually in their supply chains as relevant to KVH. In response, certain suppliers notified us that they are not able to determine whether African Gold Refinery is in the KVH supply chain as a smelter given the complexity of the supply chain for the nature of the products. Accordingly, KVH has no basis to conclude affirmatively that African Gold Refinery is in its supply chain. KVH is continuing this review and will take appropriate steps regarding its supply chain as needed in connection with that review. KVH is committed to acting in full compliance with the U.S. sanctions, including in connection with its supply chain.

Section 4. Future Steps to Improve Due Diligence

In February 2024, KVH announced a staged wind-down of its manufacturing operations at its Middletown, Rhode Island facility. KVH expects that it will cease substantially all manufacturing activity by the end of 2024. As a result, KVH plans to reassess whether, as of December 31, 2024, it manufactures or contracts to manufacture any products. If not, KVH would expect to file a Form SD with respect to the year ending December 31, 2024 but not for periods thereafter.

In order to improve our due diligence process and compliance efforts during the portion of 2024 that it continues to manufacture or contract to manufacture products, KVH intends to continue to:

●	gather additional information which will assist us in determining whether the Conflict Minerals we utilize benefit armed groups contributing to human rights violations;

●	collect and evaluate supplier responses and follow-up with those suppliers that we have deemed to be a higher risk due to incomplete or ambiguous responses; and

●	review, and, if necessary, reassess supplier relationships based on information and resources provided by third-party conflict minerals audit programs such as the RMI’s RMAP and other industry initiatives promoting responsible mineral sourcing practices.

During the period that KVH continues to manufacture or contract to manufacture products, KVH will continue to expect our suppliers to reasonably assure us that the minerals in the products they supply are conflict-free.

Section 5. Forward Looking Statements

This report includes forward-looking statements that involve risks and uncertainties, including for example statements regarding our due diligence processes with respect to Conflict Minerals. Forward-looking statements are not guarantees of future performance. KVH assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Annex 1

* Denotes smelters/ refiners that received a “conflict-free” designation from an independent third-party audit program, as of May 29, 2024.

Metal	Smelter or Refiner Name	Country
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC*	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	African Gold Refinery	Uganda
Gold	Agosi AG*	Germany
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	AKITA Seiren	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	Japan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	ARY Aurum Plus	United Arab Emirates
Gold	Asahi Refining USA Inc.*	United States of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	ATAkulche	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*[1]	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada

1 This smelter has the same identification number as the entity identified by RMI as “Boliden Ronnskar,” a conformant smelter.

Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chala One Plant	Peru
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chimet S.p.A.*	Italy
Gold	China Henan Zhongyuan Gold Smelter	China
Gold	China's Shandong Gold Mining Co., Ltd	China
Gold	Chugai Mining*	Japan
Gold	Coimpa Industrial LTDA*	Brazil
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Do Sung Corporation*	Republic of Korea
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dongwu Gold Group	China
Gold	DS PRETECH Co., Ltd.	Republic of Korea
Gold	Eco-System Recycling Co., Ltd.*[2]	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Ekaterinburg	Russian Federation
Gold	Elemetal Refining, LLC	United States of America
Gold	Elite Industech Co., Ltd.	Taiwan
Gold	EMC Green Group S.A.	Peru
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	Russian Federation
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Fujian Zijin mining stock company gold smelter	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States of America

2 This smelter has the same identification number as the entity identified by RMI as “Eco-System Recycling Co., Ltd. East Plant,” a conformant smelter.

Gold	GG Refinery Ltd.	United Republic of Tanzania
Gold	Gold by Gold Colombia*	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Gaoyao Co	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Republic of Korea
Gold	Heimerle + Meule GmbH*	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG*	Germany
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	South Africa
Gold	Impala Rustenburg	South Africa
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	JALAN & Company	India
Gold	Japan Mint*	Japan
Gold	JCC*[3]	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Johnson Matthey Limited	Canada
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan

3 This smelter has the same identification number as the entity identified by RMI as “Jiangxi Copper Co., Ltd.,” a conformant smelter.

Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kochi daiicihi Yamaminami plant	Japan
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Republic of Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.*	Andorra
Gold	LS MnM Inc.*	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MD Overseas	India
Gold	MEM(Sumitomo Group)	Japan
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Metalurgica Met-Mex Penoles, S.A. de C.V*	Mexico
Gold	Metallix Refining Inc.	United States of America
Gold	Metallurgie Hoboken Overpelt	Belgium
Gold	Metalor Switzerland*[4]	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Kinzoku Co., Ltd.*[5]	Japan
Gold	MKS PAMP SA*	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand

4 This smelter has the same identification number as the entity identified by RMI as “Metalor Technologies S.A.,” a conformant smelter.

5 This smelter has the same identification number as the entity identified by RMI as “Mitsui Mining and Smelting Co., Ltd.,” a conformant smelter.

Gold	Morris and Watson Gold Coast	Australia
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	NH Recytech Company*	Republic of Korea
Gold	Nihon Material Co., Ltd.*	Japan
Gold	NOBLE METAL SERVICES	United States of America
Gold	Nyrstar Metals	United States of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.*	Netherlands
Gold	Republic Metals Corporation	United States of America
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.*	Czechia
Gold	Sai Refinery	India
Gold	Sam Precious Metals	United Arab Emirates
Gold	Samdok Metal	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China

Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Shyolkovsky	Russian Federation
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	SungEel HiMetal Co., Ltd.*	Republic of Korea
Gold	Super Dragon Technology Co., Ltd.	China
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Denshi Kogyo K.K.*[6]	Japan
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom*	Republic of Korea
Gold	TSK Pretech	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Value Trading	Belgium
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	WEEEREFINING*	France
Gold	Western Australian Mint (The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Wuzhong Group	China
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China

6 This smelter has the same identification number as the entity identified by RMI as “Tanaka Kikinzoku Kogyo K.K.,” a conformant smelter.

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil*	Brazil
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	CP Metals Inc.	United States of America
Tantalum	D Block Metals, LLC*	United States of America
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*[7]	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*[8]	Mexico
Tantalum	KEMET Blue Powder	United States of America

7 This smelter has the same identification number as the entity identified by RMI as “Jiujiang Tanbre Co., Ltd.,” a conformant smelter.

8 This smelter has the same identification number as the entity identified by RMI as “KEMET de Mexico,” a conformant smelter.

Tantalum	Meta Materials	Republic of North Macedonia
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)*	India
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Non-Ferrous Metal Smeltery*[9]	China
Tantalum	Plansee SE Reutte	Austria
Tantalum	PowerX Ltd.*	Rwanda
Tantalum	QuantumClean*	United States of America
Tantalum	Resind Ind e Com Ltda.*	Brazil
Tantalum	RFH	China
Tantalum	RFH Metals & Chemicals Co., Ltd.*[10]	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Tantalum	Solikamsk	Russian Federation
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	China
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.*	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Alent plc	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Aurubis Beerse*	Belgium
Tin	Aurubis Berango*	Spain
Tin	Brand IMLI	Indonesia
Tin	Brand RBT	Indonesia
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China

9 This smelter has the same identification number as the entity identified by RMI as “Ningxia Orient Tantalum Industry Co., Ltd.,” a conformant smelter.

10 This smelter has the same identification number as the entity identified by RMI as “RFH Recycling Metals Co., Ltd.,” a conformant smelter.

Tin	China Tin (Hechi)*[11]	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	Chofu Works	Japan
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil
Tin	CRM Synergies*	Spain
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dowa*	Japan
Tin	Dragon Silver Holdings Limited	China
Tin	DS Myanmar*	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	ENAF*[12]	Bolivia
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	Brazil
Tin	Feinhutte Halsbrucke GmbH*	Germany
Tin	Fenix Metals*	Poland
Tin	Funsur Smelter	Peru
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China

11 This smelter has the same identification number as the entity identified by RMI as “China Tin Group Co., Ltd.,” a conformant smelter.

12 This smelter has the same identification number as the entity identified by RMI as “EM Vinto,” a conformant smelter.

Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hulterworth Smelter	Malaysia
Tin	Ikuno Tin Smelter	Japan
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Nanshan*[13]	China
Tin	Kundur Smelter	Indonesia
Tin	LIAN JING	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	United States of America
Tin	Minchali Metal Industry Co., Ltd.	Taiwan
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Mining and processing tin-tungsten ore Giang Son - VQB Co., Ltd.	Vietnam
Tin	Mining Minerals Resources SARL*	Democratic Republic of The Congo
Tin	Ney Metals and Alloys	United States of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	OMODEO A. E S. METALLEGHE SRL	Italy

13 This smelter has the same identification number as the entity identified by RMI as “Jiangxi New Nanshan Technology Ltd.,” a conformant smelter.

Tin	OMSA	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Graha Raya	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Mitra Sukses Globalindo*	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Nusantara*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rian Resources SDN. BHD.*	Malaysia
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Tin	Rui Da Hung*	Taiwan

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.*	Brazil
Tin	Solder Court Ltd.	China
Tin	Super Ligas*	Brazil
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan Huanliang	Taiwan
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thai Solder Industry Corp., Ltd.*[14]	Thailand
Tin	Thailand Mine Factory	Thailand
Tin	Three green surface technology limited company	China
Tin	TIN PLATING GEJIU	China
Tin	Tin Technology & Refining*	United States of America
Tin	TONG LONG	China
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	TRATHO Metal Quimica*	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Woodcross Smelting Company Limited*	Uganda
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	XiHai - Liuzhou China Tin Group Co ltd	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	XURI	China
Tin	Yifeng Tin	China
Tin	Yiquan Manufacturing	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China

14 This smelter has the same identification number as the entity identified by RMI as “Thaisarco,” a conformant smelter.

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tin	Zhongshan Jinye Smelting Co.,Ltd	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	ATI Tungsten Materials	United States of America
Tungsten	Avon Specialty Metals Ltd*	United Kingdom
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda*	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten*	China
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC*	United States of America
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Kenee Mining Corporation Vietnam	Vietnam
Tungsten	Kennametal Fallon*	United States of America
Tungsten	KGETS Co., Ltd.	Republic of Korea
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan
Tungsten	Lianyou Resources Co., Ltd.*	Taiwan
Tungsten	LLC Volstok	Russian Federation
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan High-Tech Materials*	Vietnam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Tungsten Vietnam Joint Stock Company*	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	WBH*[15]	Austria
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China

15 This smelter has the same identification number as the entity identified by RMI as “Wolfram Bergbau und Hutten AG,” a conformant smelter.